                                                                   Exhibit 10.34

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

                                                              New York, New York
$950,000.00                                                    December 29, 2000

                        ON-POINT TECHNOLOGY SYSTEMS, INC.

                   10% CONVERTIBLE NOTE DUE FEBRUARY 15, 2002

     FOR VALUE RECEIVED, On-Point Technology Systems, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Galt Asset Management, LLC, a New York limited liability company ("Holder"), the principal amount of nine hundred fifty thousand dollars ($950,000) on February 15, 2002 ("Maturity Date") or earlier as hereinafter provided. Interest on the outstanding principal balance shall be paid at the rate of ten percent (10%) per annum, payable quarterly on the last day of January, April, July and October of any year and on the Maturity Date of the Note, with the first interest payment being payable on April 30, 2001. Accrued interest shall also be payable at such time as any payment of principal of this Note is made. The interest payment shall be paid to the holder of record of this Note on the tenth business day prior to the interest payment date. Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed. Interest shall be payable, to the extent permitted by law, at the rate equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by law, on the entire unpaid principal amount of this Note from and after the time that such principal amount shall have become due and payable (whether on the Maturity Date, by acceleration or otherwise).

                                   ARTICLE 1.
                      RIGHT OF HOLDER TO DEMAND PREPAYMENT

          (a) DEMAND FOR PREPAYMENT. The Company agrees that, upon notice from the Holder given at any time within ninety (90) days after any Triggering Event, it will, prepay the entire principal amount of this Note, in full, together with accrued interest to the date of payment. Such prepayment shall be made not later than ten (10) days after the notice from the Holder demanding prepayment is received by the Company.

          (b) TRIGGERING EVENT. As used in this Note, a Triggering Event shall mean:

               (i) The merger or consolidation of the Company with or into any other corporation or entity or any similar business combination, regardless of whether the Company is the surviving entity;

               (ii) The sale by the Company or any subsidiary of all or substantially all of the business and consolidated assets of the Company and its subsidiaries in a single transaction or a series of related transactions;

               (iii) The completion of any public offering by the Company or any subsidiary of the Company; or

               (iv) Subject to the provisions of Paragraph 1(d) of this Note, the completion by the Company or any subsidiary of the Company of one or more private placements (regardless of whether such private placements are related to each other) subsequent to November 30, 2000 from which the aggregate gross proceeds received by the Company and its subsidiaries are at least four million five hundred thousand dollars ($4,500,000).

          (c) GROSS PROCEEDS. As used in this Note, gross proceeds shall be determined prior to payment by the Company or a subsidiary of the Company of any underwriting, brokerage or placement agency fees and commissions and any expenses of the offering, including reimbursed expenses of the underwriting or brokerage firm or placement agent.

          (d) SPECIAL PROVISION FOR PRIVATE PLACEMENT. In the event that the Company completes one or more private placements and the aggregate proceeds from such private placements are at least four million five hundred thousand dollars ($4,500,000) and less than five million dollars ($5,000,000), the Holder may demand payment of not more than fifty percent (50%) of the outstanding principal amount of this Note plus accrued interest. The Holder may demand payment of the remaining principal amount of this Note plus accrued interest at such time thereafter as the Company shall have received aggregate gross proceeds from private placements subsequent to November 30, 2000, of not less than five million dollars ($5,000,000).

                                   ARTICLE 2.
                       EVENTS OF DEFAULT AND ACCELERATION

          (a) EVENTS OF DEFAULT DEFINED. The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice to the Company given by the Holder, forthwith become and be due and payable if any one or more the following events ("Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:

               (i) if failure shall be made in the payment of the principal of this Note when and as the same shall become due and such failure shall continue for a period of five (5) days after such payment is due; or

               (ii) if failure shall be made in the payment of any installment of interest on this Note when and as the same shall become due and payable whether at maturity or otherwise and such failure shall continue for fifteen
(15) days after the date such payment is due; or

               (iii) if the Company shall violate or breach any of the representations, warranties and covenants contained in this Note and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder; or

               (iv) if the Company or any Material Subsidiary (which term shall mean any subsidiary of the Company which would be considered a significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act")) shall default in the performance of any


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covenant or agreement contained in any agreement, including any note or other evidence of indebtedness (other than the Note) to which it is a party or by which it is bound which shall not be remedied within the period of time (if any) within which such other agreement or evidence of indebtedness permits such default to be remedied without the consent or waiver of the other party thereto, unless such default is waived or excused as a matter of law or is being contested in good faith by appropriate legal proceedings; or

               (v) if the Company or any Material Subsidiary shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company or any Material Subsidiary, in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or any Material Subsidiary or their directors or a majority of its stockholders shall vote to dissolve or liquidate the Company or any Material Subsidiary other than a liquidation involving a transfer of assets from a Subsidiary to the Company or another Subsidiary; or

               (vi) if an involuntary petition shall be filed against the Company or any Material Subsidiary seeking relief against the Company or any Material Subsidiary under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

               (vii) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company or any Material Subsidiary, a receiver, trustee or liquidator of the Company or any Material Subsidiary, or of all or any substantial part of the property of the Company or any Material Subsidiary, or approving a petition filed against the Company or any Material Subsidiary seeking a reorganization or arrangement of the Company or any Material Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company or any Material Subsidiary shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof; or

               (viii) if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Material Subsidiary or of all or any substantial part of the property of the Company or any Material Subsidiary and such custody or control shall not be stayed or terminated within ninety (90) days from the date of assumption of such custody or control.

          (b) RIGHTS OF THE HOLDER. Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Holder to bring an action against the Company.


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                                   ARTICLE 3.
                                   CONVERSION

          (a) RIGHT OF CONVERSION.

               (i) At any time after the Initial Conversion Date, as hereinafter defined, the Holder shall have the right, in whole at any time and in part from time to time, prior to payment of the principal of this Note, to convert all or any part of the principal amount of this Note outstanding from time to time and, subject to the provisions of Paragraph 3(f) of this Note, any accrued but unpaid interest thereon into shares of the Company's common stock, par value $.01 per share ("Common Stock"), at the conversion price hereinafter defined (the "Conversion Price"); provided, that the right of conversion shall terminate at 5:00 P.M. San Diego, California time on the business day prior to the Maturity Date of this Note; and provided, further, that if this Note shall be called for prepayment as provided in Paragraph 6(a) of this Note, the right of conversion shall terminate at 5:00 P.M., San Diego, California time on the business day prior to the Prepayment Date, as defined in said Paragraph 6(a).

               (ii) In order to exercise the conversion right, the holder of this Note shall surrender this Note at the office of the Company together with written instructions specifying the portion of the principal amount of and, subject to the provisions of Paragraph 3(f) of this Note, accrued interest on this Note which the holder elects to convert and the registration and delivery of certificates for shares of Common Stock issuable upon such conversion. The shares of Common Stock issuable upon conversion of principal and interest on this Note are referred to as the "Conversion Shares." The number of Conversion Shares to be issued upon any whole or partial conversion of this Note shall be determined by dividing the amount of principal and interest being converted by the Conversion Price in effect on the date of such conversion, which shall be the date this Note is delivered to the Company for conversion. The Holder shall thereupon be deemed to be the holder of the number of shares of Common Stock so issued, and the principal amount of the Note and interest thereon, to the extent so converted, shall be deemed to have been paid in full. If this Note shall have been converted in part, the Holder shall be entitled to a new Note representing the unpaid principal balance of this Note remaining after deducting the principal amount of the Note converted. Within five (5) days of any partial or full conversion of this Note, the Company will instruct its transfer agent to promptly issue the Conversion Shares to the Holder.

               (iii) The Initial Conversion Date shall mean the first date following the date of this Note on which the certificate of incorporation of the Company is amended to increase the number of authorized shares of Common Stock if such amendment is filed prior to the Maturity Date of this Note.

          (b) CONVERSION PRICE.

               (i) The Conversion Price shall mean six dollars ($6.00) per share; subject to adjustment as hereinafter provided in this Article 3.

               (ii) Notwithstanding the provisions of Paragraph 3(b)(i) of this Note, in the event that the Company shall have failed to receive gross proceeds of five million dollars ($5,000,000) from a Qualified Offering, as hereinafter defined, during the Applicable Period, the Conversion Price shall be equal to the lesser of (A) one and 50/100 dollars ($1.50) per share (subject to adjustment in the manner provided in Paragraph 3(c) and (d) of this Note), or
(B) the lowest price (or, if convertible securities are sold, the lowest conversion price) at which common stock is sold or the lowest conversion price of convertible securities issued during such period (other than stock options granted pursuant to a stock option plan approved by the shareholders of the Company or the shares of Common Stock issued upon conversion or exercise of convertible securities which were outstanding on December 1, 2000). The Conversion Price determined pursuant to this Paragraph 3(b)(ii) shall be subject to adjustment as hereinafter provided in this Article 3. The Company shall be deemed to receive the proceeds of a Qualified Offering by the last day of the Applicable Period if on such date
(x) the purchasers of securities pursuant to the Qualified Offering shall have executed binding agreements to purchase the securities, (y) the Company shall have complied with all of its obligations required to be performed by it prior to payment of the purchase price of the securities, and (z) the purchasers are in the process of making payment for the securities purchased in the Qualified Offering.

               (iii) The Applicable Period shall mean the period commencing December 1, 2000 and ending January 31, 2001; provided, however, that if, in order to raise such five million dollars ($5,000,000), it is necessary for the Company either to obtain shareholder approval or to obtain approval of the Commission pursuant to the Securities Act or the Nasdaq Stock Market, then the Company shall be entitled to a reasonable extension of last day of the Applicable Period in order to obtain the approval of the shareholders, the Commission or the Nasdaq Stock Market, as the case may be, as long as the Company is in the process of obtaining such approvals on January 31, 2001 and is on such date and thereafter actively seeking to obtain such approval.

               (iv) A Qualified Offering shall mean public or private sale by the Company of its debt or equity securities at a price of not less than six dollars ($6.00) per share, or, if convertible securities are issued, at a conversion price of not less than six dollars ($6.00) per share, in one or more offerings during the Applicable Period. The prices set forth in this Paragraph 3(b)(iv) shall be subject to adjustment in the manner provided in Paragraph 3(c) and (d) of this Note.

               (v) Convertible securities shall mean convertible debt or equity securities or notes, debentures or other evidences of indebtedness or warrants, options or rights or any other securities upon the conversion or exercise of which or pursuant to the terms of which shares of Common Stock or other convertible securities may be issued. The conversion price with respect to any convertible security shall be the price designated in the convertible security as the conversion price, the exercise price, the purchase price or the other applicable price at which common stock are issuable. If convertible securities are issuable upon conversion of other convertible securities, the conversion price shall mean the price determined by dividing (x) the sum of (A) the price paid for the convertible security plus (B) any additional payment to be made on exercise of the convertible security, by (y) the total number of shares of Common Stock issued or issuable after all convertible securities, including convertible securities issuable upon conversion of convertible securities, are fully converted.

          (c) ADJUSTMENT IN CONVERSION PRICE. If the Company shall, subsequent to December 1, 2000, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares or otherwise effect a stock split, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or other combination or reclassification shall be proportionately adjusted upward or downward, as the case may be in accordance with generally accepted accounting principles. Such adjustment shall be made successively whenever any event listed in this Paragraph 3(c) shall occur.

          (d) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with


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a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by converting this Note, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this Paragraph 3(d) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, such transaction shall be treated as a reclassification or reorganization pursuant to this Paragraph 3(d).

          (e) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the conversion of any Notes. If, upon any full or partial conversion of this Note, the holder would, except for the provisions of this Paragraph 3(e), be entitled to receive a fractional share of Common Stock, then the Company shall at its election, either (i) round up the number of shares of Common Stock issuable upon such conversion to the next higher integral number of shares or (ii) pay the Holder, at the time the shares of Common Stock are issued on such conversion, an amount equal to such fractional share multiplied by the then current value per share of Common Stock, determined as follows:

               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last trading day prior to the date of conversion, or if, on such date, no such sale is made on such day, the average of the closing bid and asked prices for such date on such exchange or system shall be used; or

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean the average of the reported last bid and asked prices of one share of Common Stock as reported by The Nasdaq Stock Market, the National Quotation Bureau, Inc. or other similar reporting service, on the trading day prior to the date of conversion; or

               (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

          (f) CONCERNING THE CONVERSION OF INTEREST. Notwithstanding any contrary provisions of this Article 3, the holder of this Note shall not be entitled to convert accrued interest on this Note if, in the reasonable opinion of the Company, the issuance of the shares of Common Stock upon such conversion of interest would result in the issuance upon conversion of principal and interest would result

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in the issuance of more than eight hundred forty thousand (840,000) shares of
Common Stock in the aggregate. To the extent that interest is not converted, either pursuant to this Paragraph 3(f) or because the holder of this Note did not elect to convert such interest into Common Stock, the Company shall pay accrued interest on the portion of this Note that is being converted at the time of such conversion.

                                   ARTICLE 4.
                                  SUBORDINATION

          (a) AGREEMENT OF SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by his or her acceptance of this Note likewise covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, as hereinafter defined. The provisions of this Article 4 shall constitute a continuing offer to all persons who, in reliance upon such provision, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          (b) COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTE IN CERTAIN CIRCUMSTANCES.

               (i) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium, if any, and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note.

               (ii) Upon the happening of an event of default with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note.

               (iii) Subject to Paragraphs 4(b)(i) and (ii), as long as any Senior Indebtedness shall be outstanding, (A) the Company shall not make any payment of principal on this Note except upon the Maturity Date or as provided in Article 1 of this Note, and (B) the Company may pay interest on this Note as long as the payment of such principal or interest will not result in an event of default under the terms of the instruments pursuant to which the Senior Indebtedness is issued.

               (iv) In the event that, notwithstanding the provision of this Paragraph 4(b), the Company shall make any payment to the Holder on account of the principal of or interest on this Note after the happening of a default in payment of the principal of or premium, if any, or interest on Senior Indebtedness or after receipt by the Company of written notice of an event of default with respect to any Senior Indebtedness, then unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent

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necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          (c) NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY. Upon Any Distribution of Assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) The holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon before the Holder is entitled to receive any payment on account of the principal of or interest on this Note (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding); and

               (ii) Any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities (other than securities that are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), to which the holder of this Note would be entitled except for the provisions of this Article 4, shall be paid by the liquidating trustee or agent or other person making such payment of distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

               (iii) In the event that, notwithstanding the foregoing provision of this Paragraph 4(c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares representing equity of the Company as reorganized or readjusted, or securities of the Company or any other entity provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), shall be received by the Holder on account of principal of or interest on this Note before all Senior Indebtedness is paid in full, or effective provision made for its payment or distribution, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          (d) HOLDER TO BE SUBROGATED TO RIGHT OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated, pro rata, to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and, for the purpose of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of this Notes by virtue of this Article 4 which otherwise would have been made to the holder of this Notes shall, as between the Company and the holder of this Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this
Article 4 are, and are intended solely, for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (e) OBLIGATION OF THE COMPANY UNCONDITIONAL. Nothing contained in this
Article 4 or elsewhere in this Note is intended to or shall impair as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy; provided, however, that the Holder shall not exercise any remedies if the exercise of such remedies would result in an event of default under the terms of the Senior Indebtedness. Upon any distribution of assets of the Company referred to in this Article 4, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Note for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4. In no event shall any provision of this Article 4 be interpreted as limiting or abrogating the right of the Holder to convert principal and interest thereon pursuant to Article 3 of this Note.

          (f) SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          (g) DEFINITION OF SENIOR INDEBTEDNESS. The term "Senior Indebtedness" is defined to mean the principal of and premium, if any, and interest on and any obligations of the Company with respect to the Company's indebtedness to Coast Business Credit (a division of Southern Pacific Bank).

          (h) ADDITIONAL AGREEMENT. The Holder, by its acceptance of this Note, agrees to execute any formal instruments of subordination which may be reasonably requested by any holder of Senior Indebtedness.

                                   ARTICLE 5.
                        CERTAIN COVENANTS OF THE COMPANY

          (a) PIGGYBACK REGISTRATION RIGHTS.

               (i) In the event that, at any time during the year period commencing on the date of this Note and ending December 31, 2003, the Company registers its securities pursuant to the Securities Act in connection with a public offering of its securities (other than a registration statement on Form S-4 or S-8 or subsequent similar forms), whether for its own account or for the account of selling securityholders, the Company shall advise the Holder by written notice at least two (2) weeks prior to the filing of any registration statement under the Securities Act covering securities of the Company and will, upon the request of the Holder, include in any such registration statement such information as may be required to permit a public offering of the Holder's Registrable Shares, as hereinafter defined; provided, however, that the Company shall not be required to include such Registrable Shares in a registration statement relating to an offering by the Company of securities for its own account if the managing underwriter shall have advised the Company in writing that the inclusion of such Registrable Shares will have a material adverse effect upon the ability of the Company to sell securities for its own account, and provided further that the holders are not treated less favorably than others having piggyback registration rights. The Company shall keep such registration statement current and effective for a period of twelve months from the effective date of such registration statement or until such earlier date as all of the registered Registrable Shares shall have been sold. In connection with a registration statement relating to an underwritten offering of securities for the account of the Company, if requested by the managing underwriter as a condition to the inclusion of the Registrable Shares in the registration statement, the Holders shall agree not to sell or otherwise distribute the Registrable Shares pursuant to the registration statement for such period, not to exceed six months (the "lock-up period") as the managing underwriter shall request, in which event the Company will keep the registration statement effective for twelve months after the expiration of the lock-up period. Notwithstanding the foregoing, if the registration statement is on a Form S-3 or similar short-form registration statement, the Company shall keep the registration statement current and effective until all of the Registrable Shares shall have been sold.

               (ii) Notwithstanding the provisions of Paragraphs 5(a)(i) of this Note, the Company's obligations to keep a registration statement current and effective shall be suspended for an Excusable Reason, as hereinafter defined. If an Excusable Reason shall occur, the Company shall give the holders prompt notice thereof, and the holders shall refrain from thereafter making sales pursuant to the registration statement until the cessation of the Excusable Reason. An "Excusable Reason" shall mean the occurrence of negotiations with respect to a material agreement prior to the either the announcement of the execution of the agreement or the termination of the negotiations with respect to such proposed agreement and other similar material corporate events to which the Company is a party or expects to be a party if, in the reasonable judgment of the Company, disclosure of the negotiations or other event would be required to be included in a registration statement filed pursuant to the Securities Act or filed with the Commission in a filing which would be incorporated by reference in such a registration statement and such disclosure would be adverse to the best interests of the Company; provided that the Company is continuing to treat such negotiations as confidential and provided, further, that the period during which the Company is precluded from filing the registration statement (or suspended the use of an effective registration statement) as a result thereof has not exceeded 60 days and provided, further, that the Company shall not be permitted to suspend the use of an effective registration statement for an Excusable Reason more than twice in any twelve-month period. In the event that the use of a registration statement is suspended for an Excusable Reason, the period during which the registration statement shall be kept current and effective shall be extended for the number of days that the use of the registration statement is suspended for an Excusable Reason; provided, that the Company shall not be required to keep the registration statement current and effective subsequent to the December 31, 2005. The Company shall advise the holders in writing of the occurrence and termination of an Excusable Reason. The Company shall not be in violation of this Paragraph 5(a)(ii) if such delays exceed those provided for in this Paragraph 5(a)(ii) and are caused by action or inaction by the Commission, the National Association of Securities Dealers, Inc., NASD Regulation, Inc., any stock exchange or market or any state securities commission or any holder.

               (iii) As used in this Paragraph 5(a), the Registrable Shares shall mean the Conversion Shares which have not been sold either pursuant to a registration statement or pursuant to Rule 144 of the Commission pursuant to the Securities Act or any similar rule. Notwithstanding the foregoing, Registrable Shares shall not include Conversion Shares held by the Holder if the Holder holder may sell, pursuant to Rule 144 or any subsequent similar rule, all of the Shares which the Holder proposes to sell without restriction on quantity or method of sale.

               (iv) The following provision shall also be applicable:

                    (A) The Company shall bear the entire cost and expense of any registration of securities initiated by it under this Paragraph 5(a). The Holder shall, however, bear any transfer taxes or underwriting discounts or commissions applicable to the Registrable Shares sold by the Holder pursuant thereto and any personal expenses and legal or accounting expenses incurred by the Holder in connection with the registration statement.

                    (B) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder any Registrable Shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if, in the reasonable opinion of counsel for the Company, the representation by such counsel of both the Company and the indemnified parties constitutes a conflict of interest under applicable Code of Professional Responsibility, be separate from counsel for the Company, provided, that the Company shall not be required to pay the fees of more than one firm representing the Holders and all other parties who are entitled to indemnification as a result of the same or similar allegations, which counsel shall be selected by the holders of a majority of the shares held by all of such indemnified parties) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Paragraph 5(a) or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by any the Holder or such underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that the Holder and any such underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, and each underwriter, if any, engaged by the Company in connection with the registration statement, and each person, if any, who controls the Company or any underwriter engaged by the Company within the meaning of the Securities Act and each other holder whose shares of Common Stock are included in the registration statement, in the manner set forth in this Paragraph 5(a)(iv)(B), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Paragraph 5(a) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

                    (C) Within five (5) days after receipt by an indemnified party under Paragraph 5(a)(iv)(B) of this Note of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability under said Paragraph 5(a)(iv)(B) as to the particular item for which indemnification is then being sought, unless such indemnifying party was materially prejudiced from such failure to give timely notice, and will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under said Paragraph 5(a)(iv)(B). If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is, in the opinion of counsel for the indemnifying party, inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Paragraph 5(a)(iv)(C) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel reasonably acceptable to the indemnified parties (whether pursuant to this Note or any other indemnification agreement if the indemnification results from the same or substantially similar claims) in each jurisdiction), such counsel to be selected as provided in Paragraph 5(a)(iv)(B) of this Note; (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under Paragraphs 5(a)(iv)(B) and (C) of this Note for any settlement effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

                    (D) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose upon the Holder making such request any obligation to sell any Registrable Shares.

                    (E) In connection with any registration statement filed pursuant to this Paragraph 5(a), the Company shall supply prospectuses and qualify the Registrable Shares for sale in such states as the Company is otherwise registering or qualifying its securities and in such other states, not to exceed ten, as the Holder may reasonably designates, provided, that the Company shall not be required to qualify or register the Warrant Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

                    (F) As a condition to the inclusion of the Holder's Registrable Shares, the Holder shall:

                         (I) furnish the information and indemnification as set
forth in Paragraph 5(a)(iv)(B) of this Agreement;

                         (II) not sell any Shares pursuant to the registration
statement except in the manner set forth in the registration statement;

                         (III) comply with the prospectus delivery requirements
and the provisions of Regulation M of the Commission pursuant to the Securities Act; and

                         (IV) agree not to sell or otherwise transfer any
Registrable Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the Holder is advised that the Registrable Shares may be sold pursuant to the registration statement.

          (b) PAYMENT OF INTEREST ON PRIOR NOTE. The Company acknowledges that this Note was issued in payment and replacement of notes (the "Prior Note") payable to Galt Asset Management, LLC in the aggregate principal amount of nine hundred fifty thousand dollars ($950,000). As of the date of this Note, the Company had not paid the accrued interest on the Prior Note. The Company shall pay all accrued interest on the Prior Note on such date as the Company shall have received gross proceeds of at least one million dollars ($1,000,000) in cash from the sale of its debt or equity securities in one or more transactions, which transactions need not be related transactions. Interest on the Prior Note accrued at the rate of ten percent (10%) per annum through September 30, 2000 and accrues at the rate of twelve percent (12%) per annum subsequent to September 30, 2000. If the interest is not paid within ten (10) days after the Company's receipt of one million dollars ($1,000,000) as provided in this Paragraph 5(b), interest shall accrue at the rate of fifteen percent (15%) per annum from and after the last day of such ten (10) day period.

          (c) PAYMENT OF EXPENSES. Contemporaneously with the execution of this Note, the Company shall pay to the Holder the sum of three thousand dollars ($3,000) to reimburse the Holder for its legal expenses incurred in connection with the preparation of the term sheet relating to this Note and related matters. The Company will pay all expenses relating to the preparation of this Note and related documents.

                                   ARTICLE 6.
                                  MISCELLANEOUS

          (a) LIMITED RIGHT OF PREPAYMENT. The Company may, at any time but only with the prior written consent of the Holder, prepay this Note in whole or in part on ten (10) days written notice to the Holder; provided, that any partial payment of principal shall be accompanied by payment of accrued interest to the date of prepayment. The date on which the Note is to be prepaid pursuant to this Paragraph 6(a) is referred to as the Prepayment Date.

          (b) TRANSFERABILITY. This Note shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law. The Company shall treat as the owner of this Note the person shown as the owner on its books and records. The term "Holder" shall include the initial holder named on the first page of this Note and any subsequent holder of this Note.

          (c) WAIVER OF TRIAL BY JURY. IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.

          (d) USURY SAVING PROVISION. All payment obligations arising under this Note and the Prior Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

          (e) NOTICE TO COMPANY. Notice to the Company shall be given to the Company at its principal executive offices, presently located at 1370 West San Marcos Blvd., Suite 100. San Marcos, CA 92069, attention of Mr. Frederick Sandvick, CEO, or to such other address or person as the Company may, from time to time, advise the holder of this Note, or to the holder of this Note at the address set forth on the Company's records. Notice shall be given by hand delivery, certified or registered mail, return receipt requested, overnight courier service which provides evidence of delivery, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

          (f) GOVERNING LAW. This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State. The Company hereby (i) consents to the exclusive jurisdiction of the United States District Court for the Southern or Eastern District of New York and Supreme Court of the State of New York in the County of New York, Nassau or Suffolk in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

          (g) EXPENSES. In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the Holder with respect thereto, if the Holder is successful in enforcing such action.

      IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

                                        ON-POINT TECHNOLOGY SYSTEMS, INC.


                                        By: /s/ Frederick Sandvick
                                           -----------------------------
                                             Frederick Sandvick, CEO

                              NOTICE OF CONVERSION

                       [To be Signed Only Upon Conversion
                            of Part or All of Notes]

                        ON-POINT TECHNOLOGY SYSTEMS, INC.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of On-Point Technology Systems,
Inc. to the extent of $    * unpaid principal amount of and interest due on such
Note, and requests that the certificates for such shares be issued in the name of ________, and delivered to ________, whose address is ________.


Dated:
      ------------------------


- ------------------------------
         (Signature)

(Signature must conform in all respects to name of holder as specified on the face of the Note.)

* Insert here the unpaid principal amount of the Note (or, in the case of a partial conversion, the portion thereof as to which the Note is being converted). In the case of a partial conversion, a new Note will be issued and delivered, representing the unconverted portion of the unpaid principal amount of this Note, to or upon the order of the holder surrendering such Note.